Collaborative Investment Series Trust 485BPOS

Exhibit 99(h)(xi)(b)

THIRD AMENDMENT TO THE
COLLABORATIVE INVESTMENT SERIES TRUST
FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT is made and entered into as of the last day written on the signature page (the “Effective Date”), by and COLLABORATIVE INVESTMENT SERIES TRUST, a Delaware statutory trust (the “Trust”), COLLABORATIVE FUND SERVICES (the “Administrator”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties entered into the Fund Sub-Administration Servicing Agreement, dated as of January 31, 2025, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following funds:

●	Rareview Bloomberg Commodity Index ETF
●	Rareview Humanoid Robotics ETF
●	Rareview Multi-Asset ETF

WHEREAS, Section 11(E) of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

COLLABORATIVE INVESTMENT SERIES TRUST	COLLABORATIVE FUND SERVICES

By: /s/ Gregory Skidmore	By: /s/ Brad Rundbaken
Name: Gregory Skidmore	Name: Brad Rundbaken
Title: President & Chairman	Title: Sr. VP of Fund Services
Date: 8/21/2026	Date: 8/21/2026

U.S BANCORP FUND SERVICES, LLC

By: /s/ Elizabeth Scalf

Name: Elizabeth Scalf

Title: Senior Vice President

Date: 8/25/2026

Exhibit A

Fund Administration Servicing Agreement

Separate Series of Collaborative Investment Series Trust

Name of Series

Rareview 2x Bull Cryptocurrency & Precious Metals ETF
Rareview Government Money Market ETF
Rareview Bloomberg Commodity Index ETF
Rareview Humanoid Robotics ETF
Rareview Multi-Asset ETF

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